                                                                   Exhibit 10.20
                       STANDARD INDUSTRIAL LEASE -- GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Parties. This lease, dated for reference purposes only, November 8, 1993, is made by and between Hamann-Chambers-Rumsey-Burns, a California General Partnership (hereinafter called "Lessor") and Apollo Golf, Inc., a New Jersey Corporation (herein called "Lessee").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the county of San Diego, State of California, commonly known as 932 Feslar Street, El Cajon, CA 92020 and described as approximately 6,480 square feet of warehouse and office area.

Said real property including the land and all improvements therein, is herein called "the Premises".

3.   Term.

     3.1 Term. The term of this lease shall be for sixty (60) consecutive months commencing on January 1, 1994* and ending on December 31, 1998 unless sooner terminated pursuant to any provision hereof. *Commencement of Lease shall adjust to completion of tenant improvements identified in Exhibit "A". Completion shall be at receipt of certificate of occupancy issued by the City of El Cajon. If commencement extends beyond 60 days after receipt of executed lease for any reason not the fault of Lessee, Lessee may cancel this Lease.

     3.2 Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tenured to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

     3.3 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $2,900.00, in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $2,900.00 as rent for the first month of the Lease. Rent shall be abated month two (2) of the Lease. Months one (1) through thirty (30) rent will be $2,900 per month, months thirty-
one (31) through sixty (60) rent will be $3,075 per month.   Rent for any period
during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $2,900.00 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the originally monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for it use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.   Use.

     6.1 Use. The Premises shall be used and occupied only for distribution and cosmetic work (silk screening) of golf shafts, painting and all activity for the business to be conducted or any other use which is reasonably comparable and for no other purpose.

     6.2  Compliance with Law.

          (a) Lessor warrants to Lessee that the Premises, in its state existing on the date that the Lease Term commences, but without regard to the use of which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building, health, safety, environmental, pollution, disability, handicap and other law, and code regulation or ordinance in effect on such Lease term commencing date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect, if, prior to the date of this Lease, Lessee was the owner or occupant of the Premises, and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

          (b) Except as provided in paragraph 6.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

     6.3  Condition of Premises.

          (a) Lessor shall deliver the Premises to Lessee clean and free of debris on Lease commencement date (unless Lessee is already in possession) and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was the owner or occupant of the Premises.

          (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in the condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.   Maintenance, Repairs and Alterations.

     7.1 Lessor's Obligations. Subject to the provisions of Paragraphs 6, 7.2 and 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents, employees, or invitees in which event Lessee shall repair the damage, Lessor, at Lessor's expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises. Lessor shall not, however, be obligated to paint such exterior, nor shall Lessor be required to maintain the interior surface of exterior walls, windows, doors or plate glass. Lessor shall have no obligation to make repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice of the need for such repairs. Lessee expressly waives the benefits of any statute new or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessee shall have the right to make repairs at Lessor's expense after notice and a reasonable time, not exceeding 30 days to cure or commence a cure.

     7.2  Lessee's Obligations.

          (a) Subject to the provisions of Paragraphs 6, 7.1 and 9, Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract) ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows, doors, plate glass, and skylights, located within the Premises.

          (b) If Lessee fails to perform Lessee's obligations under this Paragraph 7.2 or under any other paragraph of this Lease, Lessor may at Lessor's option enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof, together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

          (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear except, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the premises in good operating condition.

     7.3  Alterations and Additions.

          (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $2,500 in cumulative costs during the term of this Lease. In any event, whether or not in excess of $2,500 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building(s) on the Premises without Lessor's prior written consent. As used in this Paragraph .3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power poles, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

          (b) Any alterations, improvements, additions or Utility Installations in, on or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

          (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of the work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

          (d) Unless Lessor requires their removal, as set forth in Paragraph 7.3(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2(c).

8.   Insurance; Indemnity.

     8.1 Liability Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limited Bodily Injury and Property Damage Insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and all other areas appurtenant thereto. Such insurance shall be in an amount not less than $500,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

     8.2 Liability Insurance; Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in an amount not less than $500,000 per occurrence.

     8.3 Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils ("all risk", as such term is used in the insurance industry) but not plate glass insurance. In addition, the Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period.

     8.4  Payment of Premium Increase.

     (a) Lessee shall pay to Lessor, during the term hereof, in addition to the rent, the amount of any increase in premiums for the insurance required under Paragraph 8.2 and 8.3 over and above such premiums paid during the Base Period, as hereinafter defined, whether such premium increase shall be the result of the nature of Lessee's occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, or general rate increases. In the event that the Premises have been occupied previously, the words "Base Period" shall mean the last twelve months of the prior occupancy. In the event that the Premises have never been previously occupied, the premiums during the "Base Period" shall be deemed to be the lowest premiums reasonably obtainable for said insurance assuming the most nominal use of the Premises. Provided, however, in lieu of the Base Period, the parties may insert a dollar amount at the end of the sentence which figure shall be considered as the insurance premium for the Base Period: ________. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000,000 procured under paragraph 8.2.

     (b) Lessee shall pay any such premium increase to Lessor within 30 days after receipt by Lessee of a copy of the premium statement of other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall also deliver to Lessee a statement of the amount of such increase attributable to the Premises and showing in reasonable detail, the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Lessee's liability for premium increases shall be prorated on an annual basis.

     (c) If the Premises are part of a larger building, then Lessee shall not be responsible for paying any increase in the property insurance premium caused by the acts or omissions of any other tenant of the building of which the Premises are a part.

     8.5 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the premises, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall deliver to Lessor copies of policies of liability insurance required under Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in paragraph 8.3. SEE ADDITION TO (P)8.5 AT (P)55.

     8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 8.3, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's businesses or from any activity , work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

     8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, or merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the fair market value of the Premises immediately prior to such damage or destruction. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the fair market value of such building as a whole immediately prior to such damage or destruction.

          (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the fair market value of the Premises immediately prior to such damage or destruction. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the fair market value of such building as a whole immediately prior to such damage or destruction.

          (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.

     9.2 Partial Damage - Insured Loss. Subject to the provisions of paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's sole cost, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

     9.3 Partial Damage - Uninsured Loss. Subject to the provisions of paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

     9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

     9.5  Damage Near End of Term.

          (a) If at any time during the last six (6) months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b) Notwithstanding paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said 20 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of Lessor's election to do so within 10 days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) In the event of damage described in paragraphs 9.2 or 9.3, and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

           (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

     9.8 Waiver. Lessor and Lessee waive the provision of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  Real Property Taxes.

     10.1 Payment of Tax Increase. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Premises; provided, however, that Lessee shall pay, in addition to rent, the amount, if any, by which real property taxes applicable to the Premises increase over the fiscal real estate tax year 1993-94. Such payment shall be made by Lessee within thirty (30) days after receipt of Lessor's written statement setting for the amount of such increase and the computation thereof. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee's liability for increased taxes for the last partial lease year shall be prorated on an annual basis.

     10.2 Additional Improvements. Notwithstanding paragraph 10.1 hereof, Lessee shall pay to Lessor upon demand therefore the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

     10.3 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefore, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or
(iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     10.4 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuation assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5  Personal Property Taxes.

           (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

           (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12.  Assignment and Subletting.

     12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

     12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

     12.4 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $350.00 for each such request.

13.  Defaults; Remedies.

     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee.

           (a)  The vacating or abandonment of the Premises by Lessee.

           (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such as Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

           (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

           (d)(i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. paragraph 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

           (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

     13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having such jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

           (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

     13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason by such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  Broker's Fee.

     (a) Upon execution of this Lease by both parties, Lessor shall pay to Grubb & Ellis Co., licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate agreement between Lessor and said broker(s), the sum of as agreed, for brokerage services rendered by said broker(s) to Lessor in this transaction.

     (b) Lessor further agrees that if Lessee exercises any Option as defined in paragraph 39.1 of this Lease, which is granted to Lessee under this Lease, or any subsequently granted option which is substantially similar to an Option grated to Lessee under this lease, or if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or if Lessee remains in possession of the Premises after the expiration of the term of this Lease after having failed to exercise an Option, or if said broker(s) are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, then as to any said transactions, Lessor shall pay said broker(s) a fee in accordance with the schedule of said broker(s) in effect at the time of execution of this Paragraph 15.

     (c) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Said broker shall be a third party beneficiary of the provisions of this Paragraph 15.

     (d) Lessor indemnifies and holds Lessee harmless from any claim for fees by a broker.

16.  Estoppel Certificate.

     (a) Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification, except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

     (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein names (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provisions of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provisions hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.  Time of Essence.  Time is of the essence.

21. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor or any provisions hereof shall be deemed a waiver of any other provisions hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee or any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.  Recording.  This paragraph has been deleted.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all option and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

30.  Subordination.

     (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. Attorney's Fees. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent except that Lessee shall have the right, without prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39. Multiple Tenant Building. In the event that the Premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management , safety, care and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

40. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

41. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suite for recovery of such sum. If it shall be adjudged that there was no legal obligation of the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Addendum. Attached hereto is an addendum or addenda containing paragraphs 47 through 56 which constitutes a part of this Lease.

EXHIBITS
--------

Exhibit "A" - Tenant Improvements
Exhibit "B" - Personal Property Release Addendum
Exhibit "C" - Grubb & Ellis ADA Disclosure

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

Lessor:

          Address
                                         (Corporate Seal)

By:                                   Date:
   -------------------------------         ----------------------------
     Greg Hamann

Lessee: Apollo Golf, Inc., a New Jersey Corp.

          Address

                                         (Corporate Seal)

By:                                   Date:
   -------------------------------         ------------------------------
     Keith Noronha
     V.P. Operations

                                  EXHIBIT "A"

                              TENANT IMPROVEMENTS



Truck loading doors, emergency exit doors, entrance door, and warehouse entrance door shall be in good working condition at commencement of the Lease. In addition, the attached office build out pages shall be constructed and completed prior to Lease commencement.

                                  EXHIBIT "A"


HAMANN CONSTRUCTION
475 W. BRADLEY AVE.
EL CAJON, CA 92020

COST BREAKDOWN                                   0 TOTAL BUILDING SIZE
TENANT IMPROVEMENT                                 SQ. FT. OF MEZZANI
DATED:  OCTOBER 29, 1993                         800 SQ. FT. OF OFFICE
                                                 ERR IMPROVED


JOB:      APOLLO GOLF
FILE:     APOLLOBD
ITEM #    ITEM NAME                             UNIT    PRICE      AMOUNT
--------------------------------------------------------------------------------
110       DRAWINGS                              800     0.42       336
114       ENERGY CALCS                          1       150.00     150
200       PERMITS (ALLOWANCE)                   800     0.43       344
330       DEMOLITION FOR PLUMBING               10      40.00      400
512       SLAB PATCH PLUMBING                   10      10.00      100
820       OFFICE FRAMING                        76      13.00      988
850       CARPENTRY HARDWARE                                       25
899       MISC. FINISH CARPENTRY                800     0.2        160
930       SKYITES                               3       265        795
930       SEAL ROOF PENETRATIONS                3       200        600
1010      PLUMBING                              3       880.00     2,640
1011      PLUMBING TRENCHING                    10      10.00      100
1020      AIR CONDITIONING                      1.5     1168.00    1,752
1022      AIR VENTS                             1       85.00      85
1030      FIRE SPRINKLERS                       10      55.00      550
1034      FIRE EXTINGUISHER                     1       28.00      28
1110      ELECTRICAL & PHONE                    800     2.54       2,030
1240      SHEET METAL                           8       5.00       40
1310      PAINT                                 1232    0.25       308
1320      DRYWALL                               1368    0.70       958
1410      FLOORING (ALLOWANCE)                  320     1.75       560
1430      FRP BOARD                             1       160.00     160
1470      ACOUSTIC CEILING                      800     1.25       1,000
1530      INTERIOR GLASS                        32      12.00      384
1620      OTHER DOORS, FRAMES & HW              4       265.00     1,060
1710      TOILET ACCESSORIES                    1       150.00     150
1730      CABINETS & COUNTERS                   8       75.00      600
1740      INSULATION                            800     0.40       320
2000      CLEANUP                               800     0.30       240
2100      TEMPORARY EXPENSE                     800     0.12       96


2200      SUPERVISION                           800     0.80       640
--------------------------------------------------------------------------------
          SUBTOTAL                              10                 17,599
          PROFIT & OVERHEAD                                        1,760
--------------------------------------------------------------------------------
          TOTAL                                                    19,359

          PER SQUARE FOOT OF TENANT IMPROVEMENT                    24.19875



                                      UNITS
1110       RECEPTACLES 110 VOLT        10        60          600
1110       SWITCH                      4         60          240
1110       LAY-IN FLOURESCENT          7         100         700
1110       WIRE HVAC                   1         300         300
1110       PHONE:RING & PULL STRING    2         20          40
1110       WIRE RESTROOM               1         150         150
1110       MAN LIFT RENTAL             0         400         0
1110       HIGH-BAY LIGHTS             0         300         0
1110       8'-2 TUBE FLOUR. LIGHT      0         100         0
1110       220 VOLT 30 AMP RECEPT.     0         150         0
-----------------------------------------------------------------------
1110       TOTAL                                             2030

                 ADDENDUM TO STANDARD INDUSTRIAL LEASE - GROSS
                             DATED NOVEMBER 8, 1993


47.  Storage, Animals:  Lessee shall not use, keep, or permit to be used or kept
     ----------------
     any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the premises or the building. Lessee shall not conduct any auction on premises.

48.  Signage:  All signs to be approved by Lessor prior to installation.
     -------
     NO EXCEPTIONS.

49.  Hazardous Materials Storage, Handling, and Disposal:  It shall be Lessee's
     ---------------------------------------------------
     sole responsibility to promptly store, handle, and dispose of all wastes and materials generated or used by Lessee in the course of Lessee's occupancy. Such storage, handling, and disposal shall be made in accordance with all applicable laws, codes, and standards provided; therefore, Lessee shall be solely responsible for any clean-up of such materials and wastes provided clean-up is required due directly to the actions of Lessee, its employees, agents, or assigns. Lessee is specifically prohibited for dumping any such materials and/or wastes anywhere within the business park, and if used for such disposal will be responsible for any subsequent clean-up, losses, and damages. Lessee shall indemnify and hold harmless Lessor from against any and all claims arising directly from Lessee's storage handling and/or disposal of toxic substances and hazardous materials by Lessee within or around the premises or anywhere on the property compromising the business park in which the premises are located.

50.  Hazardous Materials and Air Pollution Control Questionnaire:  State law
     -----------------------------------------------------------
     requires that Lessee complete the attached questionnaires to determine whether your business is subject to the requirements of the Risk Management and Prevention Program.

51.  Business License and Fire Department Approval:  It shall be Lessee's
     ---------------------------------------------
     responsibility to obtain proper permits to operate it business at this location and provide Lessor with copies of permits.

52.  Americans With Disabilities Act:  Lessee shall at all times keep the
     -------------------------------
     Premises in compliance with the Americans With Disabilities Act and its supporting regulations, and all similar federal, state or local laws, regulations, and ordinances. If Lessor's consent would be required for alterations to bring the premises into compliance, Lessor agrees not to unreasonably withhold its consent.

53.  Outside Storage: Lessee agrees not to store any material outside of the
     ---------------
     building except during periods of loading and unloading.

54.  Environmental Matters:
     ---------------------

           (a) Lessor represents that to the best of Lessor's knowledge, at the time Lessee occupies the Premises, the Premisses are free and clear of any and all "hazardous substance(s)" and/or "hazardous materials" as defined under this Lease. Further Lessor hereby agrees to indemnify and hold Lessee harmless from and against any and all claims, actions, damages, liabilities and expenses specifically associated with the cost of remediation, if any, respecting the presence of "hazardous substance(s)" and /or "hazardous materials" and/or arising from or in connection with the ownership or use of the Premises prior to the date of Lessee obtaining possession under this Lease.

           (b) In the event Lessee, without fault on its part, should be made a party to any litigation commenced by or against Lessor with respect to the matters which are the subject of Paragraphs 1 and 2 of this Lease, the Lessor shall protect and hold Lessee harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Lessee in connection with such litigation or in connection with any remediation ordered or agreed in connection therewith.

           (c) For the purposes of this Lease, the term "hazardous waste" means and includes any hazardous, toxic or dangerous waste, substance or material including, without limitation, flammables, explosives, radioactive materials, hazardous wastes, toxic substances and any materials or substances defined as hazardous materials, hazardous substances or toxic substances in (or for the purpose of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) as amended (42 U.S.C. (S)(S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S)(S)1801 et seq.) and those substances defined as hazardous wastes in Section 25117 of the California Health and Safety Code or as hazardous substances in Section 25316 of the California Health and Safe Code, or in any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time in effect.

55.  Additional Language to Paragraph 8.5:  Lessee, to the extent any policy is
     ------------------------------------
     paid in part by lessee, or otherwise required by this Lease, may require Lessor to provide copies of policies and proof that such policies remain in effect.

56.  Arbitration:  Any controversy or claim arising out of, or relating to, this
     -----------
     Lease or the making, performance or interpretation hereof, pursuant to which there are claims or amounts in dispute, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be persons experienced in negotiating, making and consummating complex real estate lease agreements.



LESSOR:                                     LESSEE:


By:                                         By:
   -----------------------                     ------------------------
     Greg Hamann                                 Keith Noronha
                                                 V.P. Operations

Date:                                       Date:
     ---------------------                       ----------------------

                                  EXHIBIT "B"

                       PERSONAL PROPERTY RELEASE ADDENDUM

This is an addendum to that certain lease (the "LEASE") dated November 8, 1993, wherein the undersigned is referred to as "Lessee" and Hamann-Chambers-Rumsey-Burns, a California General Partnership is referred to as "Lessor".

1. As used herein, the term "Personal Property" shall mean any tangible moveable object or item of any nature whatsoever, regardless of value.

2. Under the terms of the Lease, Lessee is not permitted to occupy the space prior to completion of all tenant improvements and certification for occupancy. However, Lessee has requested that, prior to its right of occupancy, it be allowed to store its Personal Property in the Premises or other space which Lessor may agree to provide.

3. Lessee acknowledges and agrees that Lessor cannot provide or guarantee security for such stored Personal Property, and that Lessor does not wish Lessee to store Personal Property in the Premises or any other space prior to the date of occupancy under the Lease. Lessee further understands and agrees that workmen and employees of Lessor, Lessor's contractors and subcontractors are likely to be entering and working on the Premises or in other space provided by Lessor for storage. Lessor cannot and shall not assume any responsibility to monitor or account for the activities of such workmen and employees. Lessor's agreement to allow such storage of Lessee's Personal Property is therefore conditioned on the following assurances, without which Lessor would refuse to allow such storage of Personal Property.

     3.1 Lessor shall have no responsibility nor liability for any of Lessee's Personal Property stored in the Premises or any other space which Lessor makes available for such storage. In this regard, Lessee agrees that Lessor shall not act as a bailor, nor have any duty of care with regard to Lessee's Personal Property.

     3.2   Lessee shall assume complete responsibility for all items stored.

     3.3 Lessee shall indemnify, release and hold Lessor harmless from any loss of or damage to the Personal Property stored.

4. Lessee hereby agrees that it shall indemnify and hold harmless, Lessor, and Lessor's respective employees, agents, officers, successors, attorneys, accountants, representatives, affiliates, partners, contractors, subcontractors, and each of them, and to release them from any and all responsibility or liability which may arise from the storage of Personal Property by Lessee on the Premises or any other space made available by Lessor.

5. The release granted herein shall apply to any Personal Property previously or presently stored, or which may in the future be stored, on the Premises or in other space provided by Lessor.

LESSOR:                                     LESSEE:

By:                                         By:
   ----------------------                      ---------------------
     Greg Hamann                                 Keith Noronha
                                                 V.P. Operations

Date:                                       Date:
     --------------------                        -------------------

                                  EXHIBIT "C"

Grubb & Ellis Company
Commercial Real Estate Services
State of California



                   SALE/LEASE AMERICANS WITH DISABILITIES ACT
                       AND HAZARDOUS MATERIALS DISCLOSURE

The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real Estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

To the best of Seller/Lessor's knowledge, Seller/Lessor has attached to this Disclosure copies of all existing surveys and reports known to Seller/Lessor regarding asbestos and the hazardous materials and undesirable substances related to the Property. Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyers/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice,


LESSOR:                                     LESSEE:

                                            Apollo Golf, Inc.

By:                                         By:
   -------------------------------             ------------------------------
     Greg Hamann                                 Keith Noronha

Its:                                        Title: Vice President Operations
    ------------------------------                ---------------------------


Date:                                       Date:
     -----------------------------               ----------------------------

                                 OFFER TO LEASE

The undersigned (hereinafter "Tenant") hereby offers to lease the Premises described below on the following terms and conditions:

1. Premises. Located in the City of El Cajon, County of San Diego, State of California, described as follows: 932 Feslar Street, approximately 6,480 square feet of warehouse and office space.

2. Monthly Rent. Monthly rent to be $2,851 per month for months 1-30, and $3,022 per month for months 31-60.

3. Term of Lease and Commencement Date. Lease term to be sixty (60) consecutive months. Commencement to be at completion of tenant improvements.

4. Use of Premises. Distribution and cosmetic work (silk screening) of golf shafts.

5. Security Deposit; Prepaid Rent. Security Deposit to be equal to first month's rent and first month's rent to be paid at signature of Lease.

6.   Taxes.  Paid by Lessor.

7.   Insurance.  Paid by Lessor.

8.   Utilities.  Paid by Lessee.

9. Improvements to Premises. Improvements to the subject property to be per attached bid from Lessor. Lessee to approve build-out plan. Lessee to have abated rent months two (2) and thirteen (13) of the Lease.

10. Other Terms and Conditions. Truck loading doors, emergency exit doors, entrance door, and warehouse entrance door to be in good working condition.

If this Offer to Lease is not accepted by the Landlord on or before November 5, 1993 the Offer shall terminate, and all sums deposited herewith shall be promptly returned to Tenant upon receipt of a written request therefor. Upon acceptance of this Offer to Lease, Landlord is to proceed with the preparation of a Lease, it being expressly understood that this proposal is not binding on either of the parties and that the Lease, when executed by the parties, shall contain their full agreement. In the event the Landlord accepts this Offer to Lease and the parties are for any reason unable to consummate a Lease, all sums deposited herewith shall be promptly returned to Tenant upon receipt of a written request therefor. In consideration of Grubb & Ellis Commercial Real Estate Services, a division of GRUBB & ELLIS COMPANY ("Broker"), presenting this proposal to Landlord. Tenant agrees to conduct all negotiations through Broker in the event Tenant commences negotiation to lease or purchase the Premises during the one-year period following the date hereof.

Tenant acknowledges receipt of a copy hereof.

Date November 2, 1993                       Tenant  Apollo Golf Shafts

                        ,                   By
-----------------------    -----------         -------------------------------
     City                     State             Keith Noronha, V.P. Operations


Receipt is hereby acknowledged of cash [_] check [_] in the sum of _____________ _______________________ dollars, to be delivered in accordance with the terms hereof.

                                            Grubb & Ellis Commercial Real Estate
                                            Services, a division of GRUBB &
                                            ELLIS COMPANY

Date:  November 2, 1993

        San Diego,   CA                     By
--------------------------------              ---------------------------
          City      State                          Mark Silverman

Landlord hereby accepts the foregoing Offer to Lease and appoints Broker its agent in connection with the lease of the Premises. Landlord agrees to pay a commission to Broker in accordance with the attached Schedule of Commissions. Landlord acknowledges receipt of a copy hereof.

Date:                                       Landlord
     -----------------------------                  -----------------------
                    ,                       By
--------------------  ------------             ----------------------------
     City           State

NOTICE TO LANDLORD AND TENANT: BROKER IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NO REPRESENTATION OR RECOMMENDATION IS MADE BY BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO, SINCE THESE ARE MATTERS WHICH SHOULD BE DISCUSSED WITH YOUR ATTORNEY AND TAX ADVISOR.